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                                                                    EXHIBIT 21.1

PROTECTION ONE, INC.
EXHIBIT 21.1 - SUBSIDIARIES
DECEMBER 31, 2001

                              ENTITY                  JURISDICTION
Protection One Alarm Monitoring, Inc.                  Delaware
     Network Multifamily Security Corporation          Delaware
     Security Monitoring Services, Inc.                Florida
     Protection One Canada                             Ontario
          Canguard, Inc.                               Ontario